Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2007 (except for Note 17 as to which the date is April 26, 2007), in Amendment No. 4 to the Registration Statement (Form S-1) and related Prospectus of Skilled Healthcare Group, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Orange County, California
April 26, 2007